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                                                                   EXHIBIT 10.30

                       EIGHTH AMENDMENT TO NOTE AGREEMENT

       THIS EIGHTH AMENDMENT TO NOTE AGREEMENT ("EIGHTH AMENDMENT"), is made and entered into as of the 20th day of December, 1999, between ORBITAL SCIENCES CORPORATION, a Delaware corporation (the "COMPANY"), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (the "PURCHASER").

                                    RECITALS:

       A. The Purchaser is the holder of $13,333,333 12% Senior Notes of the Company due June 14, 2001 (the "NOTES"). The Company and the Purchaser are parties to that certain Note Agreement, dated as of June 1, 1995, the First Amendment to Note Agreement dated as of June 30, 1995, the Second Amendment to Note Agreement dated as of March 15, 1996, the Third Amendment to Note Agreement dated as of July 31, 1996, the Fourth Amendment to Note Agreement dated as of March 31, 1997, the Fifth Amendment to Note Agreement dated as of December 23, 1997, the Sixth Amendment to Note Agreement dated as of August 14, 1998 and the Seventh Amendment to Note Agreement dated as of May 27, 1999 (as amended, supplemented or otherwise modified, the "NOTE Agreement") whereby the Purchaser purchased the Notes from the Company.

       B. The Company, MacDonald, Dettwiler Holdings Inc. ("HOLDINGS"), a direct wholly-owned subsidiary of the Company, MacDonald, Dettwiler and Associates Ltd. ("MDA"), a direct wholly-owned subsidiary of Holdings, and CAI Capital Partners and Company II, L.P., a limited partnership formed under the laws of the Province of Ontario ("CAI"), entered into a Letter Agreement, dated December 1, 1999 (the "LETTER AGREEMENT"), whereby CAI and B.C. Ltd., a corporation organized under the laws of Province of British Columbia ("B.C. LTD."), agreed to purchase from MDA, and MDA agreed to sell from MDA's treasury to CAI, 10,000,001 shares of common stock of MDA (the "SUBJECT SHARES") for a purchase price of U.S.$75,000,000. The Letter Agreement and the Term Sheet attached thereto (the "TERM SHEET") contemplate that CAI, MDA, Holdings and the Company will enter into certain definitive agreements in connection with the purchase and sale of the Subject Shares, including, without limitation, a Subscription Agreement, and an Unanimous Shareholders Agreement (the "SHAREHOLDERS AGREEMENT"). The Company intends to complete the transactions with CAI and B.C. Ltd. and enter into the agreements described in this Recital B on or prior to December 20, 1999 (all such transactions described in this Recital B will be referred to in this Eighth Amendment as the "MDA TRANSACTIONS").

       C. In order to allow the Company, Holdings and MDA to enter into and fulfill their obligations in connection with the MDA Transactions, the fulfillment of which would otherwise violate the terms of the Note Agreement, the Company has requested that the Purchaser amend certain provisions contained in the Note Agreement as to allow for the MDA Transactions.

       D. The Company and the Purchaser now desire to amend certain provisions of the Note Agreement as of December 20, 1999 (the "EFFECTIVE DATE") in the respects, but only in the respects, set forth in this Eighth Amendment.

       E. Capitalized terms used in this Eighth Amendment have the respective meanings ascribed thereto in the Note Agreement unless defined in this Eighth Amendment or the context otherwise requires.

              NOW, THEREFORE, upon full and complete satisfaction of the conditions precedent to the effectiveness of this Eighth Amendment set forth in
Section 3 below, the Company and the Purchaser agree as follows:

SECTION 1.  AMENDMENTS.


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       1.1.   Section 5.10(e) of the Note Agreement is amended by adding the following at the end thereof, immediately preceding the period:

       "provided, further, notwithstanding the foregoing, nothing contained in this Agreement will prohibit any Lien or Liens consisting of the Stockholders Agreement amongst the Company, MacDonald Dettwiler and Associates, BC Ltd. and CAI, which such agreement shall contain substantially the same terms and conditions as set forth in CAI Letter Agreement"

       1.2. Section 5.13(c) of the Note Agreement is hereby amended as follows:

              (a)    Clause (3) is amended in its entirety to read as follows:

              "(3) the issue or grant of any right, option or warrant to purchase capital stock of a Subsidiary or other Securities exchangeable for or convertible into capital stock of such Subsidiary to any employee or employees of such Subsidiary; provided, that after giving effect to the exercise of such right, option, warrant or other convertible Security, such holders of rights, options, warrants or convertible Securities do not hold in the aggregate more than 10% of the outstanding capital stock of such Subsidiary; provided, further, that in the case of Magellan Corporation, a Delaware corporation and a Subsidiary of the Company ("Magellan"), after giving effect to the exercise of such right, option, warrant, or other convertible Security, such holders of rights, options, warrants or convertible Securities do not hold in the aggregate more than 25% of the outstanding capital stock of Magellan Corporation; provided, further, that in the case of MacDonald Dettwiler and Associates, after giving effect to the exercise of any such right, option, warrant, or other convertible Security such holders of rights, options, warrants or convertible Securities do not hold in the aggregate more than 16% on a fully diluted basis of the outstanding common stock of MacDonald Dettwiler and Associates; or"

              (b) Clause (8) is amended by substituting a semi-colon for the period and adding the word "or" at the end thereof;

              (c)    A new clause (9) is added at the end thereof:

              "(9) the issue and sale of shares representing in the aggregate not more than (i) approximately 33.3% (on a fully diluted basis) of the outstanding common stock of MacDonald Dettwiler and Associates, and (ii) up to 51% of the outstanding common stock of MacDonald, Dettwiler and Associates to CAI and BC Ltd, in each case, on substantially the same terms as set forth in the CAI Letter Agreement."

       1.3. Section 5.15 of the Note Agreement is hereby amended by adding the following at the end thereof immediately preceding the period:

              "; provided, further, the Company, MacDonald Dettwiler Holdings and MacDonald Dettwiler and Associates may enter into the transactions contemplated by the CAI Letter Agreement"

       1.4 Section 8.1 of the Note Agreement is amended by adding the following definitions in their proper alphabetical order:


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              ""B.C. Ltd." shall mean B.C. Limited, a corporation organized under the laws of Province of British Columbia."

              ""CAI" shall mean CAI Capital Partners and Company II, L.P., and/or its affiliated funds."

              ""CAI Letter Agreement" shall mean that certain Letter Agreement, including the Term Sheet attached thereto, dated as of December 1, 1999, amongst CAI, the Company, MacDonald Dettwiler Holdings and MacDonald Dettwiler and Associates, regarding the purchase by CAI, and the sale to CAI by MacDonald Dettwiler and Associates, of approximately 33.3% of the common stock of MacDonald Dettwiler and Associates."

              ""MacDonald Dettwiler and Associates" shall mean MacDonald, Dettwiler and Associates Limited, a corporation incorporated under the laws of Canada and a Subsidiary of the Company.""

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

       To induce the Purchaser to execute and deliver this Eighth Amendment, the Company represents and warrants to the Purchaser (which representations will survive the execution and delivery of this Eighth Amendment) that:

              (a) this Eighth Amendment has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to fraudulent conveyance or limiting creditors' rights generally;

              (b) the Note Agreement, as modified by this Eighth Amendment, constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

              (c) the execution, delivery and performance by the Company of this Eighth Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any material provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a material breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2(c); and

              (d) as of the date hereof and after giving effect to this Eighth Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 3.    CONDITIONS AND AGREEMENTS.

              Upon fulfillment or receipt of all of the following, as the case may be, this Eighth Amendment will on the Effective Date become effective:


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              (a)    executed counterparts of this Eighth Amendment, duly
       executed by the Company and the Purchaser, have been delivered to the Purchaser;

              (b) the representations and warranties of the Company set forth in Section 2 of this Eighth Amendment will be true and correct on and with respect to the date hereof; and

              (c) the Company, Holdings and MDA have obtained any consents or approvals required to be obtained from any holder or holders of any outstanding security of the Company, Holdings or MDA and any amendments of agreements pursuant to which any security may have been issued which will be necessary to permit the consummation of the transactions contemplated by this Eighth Amendment.

SECTION 4.    MISCELLANEOUS.

       4.1 This Eighth Amendment will be construed in connection with the Note Agreement, and except as modified by this Eighth Amendment, all terms, conditions and covenants contained in the Note Agreement and the Note are hereby ratified and will be and remain in full force and effect.

       4.2. The descriptive headings of the various Sections or parts of this Eighth Amendment are for convenience only and will not affect the meaning or construction of any of the provisions hereof.

       4.3. This Eighth Amendment will be governed by and construed in accordance with the internal laws of the State of Illinois.

       4.4. This Eighth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.


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       IN WITNESS WHEREOF, the Company and the Purchaser have caused this Eighth
Amendment to be executed and delivered by their respective duly authorized representatives.

                                         ORBITAL SCIENCES CORPORATION

                                         By:
                                             --------------------------------
                                         Title:

                                         THE NORTHWESTERN MUTUAL LIFE
                                          INSURANCE COMPANY

                                         By:
                                             --------------------------------

                                         Its Authorized Representative

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